FUNDING PLEDGE AGREEMENT

THIS AGREEMENT dated the 29th day of September, 2004.

AMONG:

WILSHIRE FINANCIAL SERVICES INC., a corporation incorporated pursuant to the laws of the Province of Alberta

(“Wilshire”)

-and-

GIBRALTAR MINES LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(“Resource Company”)

-and-

ALBERTA CAPITAL TRUST CORPORATION, a corporation incorporated pursuant to the laws of Alberta

(“Alberta Trust”)

A.
Pursuant to loan applications (the “Unit Loan Agreements”) accepted by Alberta Trust and the related investment loan agreements, Alberta Trust has agreed to advance loans (the “Investor Loans”) to investors of Red Mile Resources Fund Limited Partnership (the “Offering Partnership”) in connection with their subscription for limited partnership units (the “Units”) in the capital of the Offering Partnership (the Investor Loans, together with all interest and other sums accrued thereon, shall be hereinafter referred to as the “Investor Loan Indebtedness”).

B.
Pursuant to an interim loan agreement dated September 29, 2004 between Alberta Trust and Offering Partnership, Alberta Trust agreed to establish an interim credit facility in favour of the Offering Partnership (the “Interim Loan”) which is to be repaid by proceeds of the advance of the Investor Loans (the Interim Loan together with all interest all interest and other sums accrued thereon, shall hereinafter be referred to as the Interim Loan Indebtedness).

C.
Pursuant to the terms of a put/call option agreement (the “Put/Call Agreement”), dated as of June 15, 2004, between Alberta Trust and Wilshire, as amended September 29, 2004, Alberta Trust is entitled, under certain circumstances, to cause Wilshire to acquire the Investor Loan Indebtedness and the Interim Loan Indebtedness (the “Indebtedness”) in exchange for which Wilshire will be required to pay the Acquisition Price or the Accelerated Put Acquisition Price, as such terms are defined in the Put/Call Agreement.

D.
Alberta Trust has agreed to provide the Investor Loans and enter into the Put/Call Agreement on the condition that any resource company that becomes involved in a resource program would agree to provide funds under a funding agreement and provide security for that obligation or as permitted under the pledge, priorities and direction agreement dated September 29, 2004 among Alberta Trust, Resource Company and Wilshire among others (the “Pledge, Priorities and Direction Agreement”).

E.
Pursuant to the terms of a funding agreement (the “Funding Agreement”), dated as of the date hereof between Resource Company and Wilshire, Resource Company has agreed to advance funds (the “Funding Advance”) to Wilshire up to the Loan Maximum (as defined in the Funding Agreement) if and when required by Wilshire to assist in the payment of the Acquisition Price or the Accelerated Put Acquisition Price under the Put/Call Agreement.

F.	Pursuant to the terms of the Put/Call Agreement, Wilshire has agreed to provide security to Alberta Trust to secure its obligations thereunder.

G.
As security for its obligations to make the Funding Advance, Resource Company hereby advances the sum of $68,172,380 (the “Advance”) to Alberta Trust, in exchange for a promissory note in the form attached as Schedule “A” hereto, to be issued by Alberta Trust (the “Promissory Note”) and agrees to grant a security interest in the Promissory Note to Alberta Trust and Wilshire.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Preamble and Paragraph References. The preamble to this Agreement shall form an integral part hereof. All references in this Agreement to paragraphs and subparagraphs refer to paragraphs and subparagraphs of this Agreement unless otherwise specified.

2.            Obligation to Make Funding Advance. Resource Company hereby acknowledges its obligations under the Funding Agreement to pay the Funding Advance to Wilshire on the date (the “Exercise Date”) on which Wilshire is obligated to pay the Acquisition Price or the Accelerated Put Acquisition Price, as the case may be, to Alberta Trust pursuant to the Put/Call Agreement and in accordance with the Funding Agreement, and acknowledges that the Funding Advance will be used by Wilshire to make payments on account of the Acquisition Price or the Accelerated Put Acquisition Price, as the case may be, to Alberta Trust. Wilshire hereby irrevocably authorizes and directs Resource Company to pay the Funding Advance, if and when made, to Alberta Trust and Resource Company hereby acknowledges and irrevocably accepts such authorization and direction, hereby irrevocably obligating itself in favour of Alberta Trust to pay the Funding Advance to Alberta Trust in accordance with the terms of this Agreement and the Funding Agreement; provided that such authorization and direction shall not be valid and effective unless and until Wilshire is obligated to pay the Acquisition Price or the Accelerated Put Acquisition Price, as the case may be, to Alberta Trust.

3.            The Advance.

(a)	Alberta Trust hereby acknowledges receipt of the Advance from Resource Company and issues the Promissory Note to Resource Company;

(b)
Subject to section 8 hereof and the terms of the Pledge, Priorities and Direction Agreement dated the date hereof among the Offering Partnership, Red Mile Resources No. 2 Limited Partnership, Resource Company, Wilshire and Alberta Trust, among others, the outstanding principal amount of the Promissory Note, together with any accrued and unpaid interest thereon, shall be repayable by Alberta Trust on or by December 10, 2014 (the “Maturity Date”) together with accrued interest thereon at an annual interest rate of six percent (6%) calculated daily and compounded on December 30, 2004 and on February 15th of each year thereafter.

(c)
Alberta Trust may not make any pre-payments on account of any amounts owing (principal or interest) under the Promissory Note prior to the Maturity Date, other than as permitted hereunder or under the Pledge, Priorities and Direction Agreement.

4.            Resource Company Grant of Security Interest.

(a)
Resource Company grants a security interest in all of its right and title to and interest in the Promissory Note in favour of: (i) Alberta Trust, as general and continuing collateral security (the “First RC Security Interest”) for the performance of Resource Company’s obligations and/or Wilshire’s obligations under this Agreement; and (ii) Wilshire, as general and continuing collateral security (the “Second RC Security Interest” collectively with the First RC Security Interest, the “RC Security Interests”) for the performance of Resource Company’s obligations under the Funding Agreement;

(b)	Resource Company hereby remits the Promissory Note to Alberta Trust and Alberta Trust agrees to hold the Promissory Note solely in accordance with the terms set out herein;

(c)	The RC Security Interests created hereby shall be effective immediately upon Alberta Trust’s receipt of the Advance and the issuance of the Promissory Note.

Attachment of the RC Security Interests shall not be postponed. Resource Company shall sign such further documentation which may be reasonably required by Alberta Trust and/or Wilshire to give effect to the RC Security Interests in the Promissory Note;

(d)
Wilshire hereby acknowledges that the First RC Security Interest shall rank prior to and not pari passu with the Second RC Security Interest, it being understood that Alberta Trust shall have the benefit of such security interest free and clear of any security interest in same of Wilshire that would otherwise rank prior to or pari passu with that of Alberta Trust; and

(e)	Resource Company hereby irrevocably makes, constitutes and appoints Alberta Trust and each of its officers, agents or designees (with full right and power of substitution, resubstitution and delegation but without obligation to Wilshire or Resource Company), as its true and lawful attorney-in fact (Resource Company hereby acknowledging that such appointment is a power coupled with an interest) with full power to take all actions and sign, execute, acknowledge, record and file:

(i) in Alberta Trust’s name and/or in the name of Resource Company but for Alberta Trust’s use and benefit, all financing statements required; and/or

(ii) in Wilshire’s name and/or in the name of Resource Company but for Wilshire’s use and benefit, all financing statements required;

and to execute in the name of Resource Company all endorsements necessary to perfect Alberta Trust’s First Security Interest or Wilshire’s Second Security Interest.

5. Wilshire Grant of Security Interest.

(a)
Wilshire hereby grants and assigns a security interest in the Second RC Security Interest to Alberta Trust (the “Wilshire Security Interest”) in the Promissory Note to Alberta Trust as general and continuing collateral security for the performance of Wilshire’s obligations under paragraph 11 hereof and under the Put/Call Agreement;

(b)
The Wilshire Security Interest shall be effective immediately upon the creation of the RC Security Interests. Attachment of the Wilshire Security Interest shall not be postponed. Wilshire shall sign such further documentation which may be reasonably required to give effect to the Wilshire Security Interest. Wilshire acknowledges and consents to the remittance by the Resource Company to Alberta Trust of the Promissory Note.

6. Appointment of Alberta Trust. Resource Company and Wilshire hereby jointly appoint Alberta Trust to:

(a)	hold the Promissory Note as pledgee hereunder to the extent of Alberta Trust’s entitlement thereto;

(b)	hold the Promissory Note as an agent for and on behalf of Wilshire, to the extent of its entitlement thereto; and

(c)
pay amounts owing under the Promissory Note or endorse and transfer the Promissory Note (the amounts paid or the amount owing under the Promissory Note at the time of the endorsement or transfer, including any accrued but unpaid interest or the Promissory Note itself, being hereinafter referred to as “Note Proceeds”), in accordance with the terms of this Agreement.

Alberta Trust hereby accepts such appointment, all on and subject to the terms and conditions of this Agreement.

7.            Acknowledgement and Acquiescence. The parties hereto acknowledge that Alberta Trust shall hold the Promissory Note and will receive the Advance subject to the interests of the parties hereto as set out herein, but without derogation from the rights of Alberta Trust hereunder as pledgee of the Promissory Note. Alberta Trust acknowledges that it holds, and shall continue to hold the Promissory Note, without interruption. Alberta Trust, as obligor in respect of the Promissory Note, acknowledges and acquiesces in the grant of the RC Security Interests and the Wilshire Security Interest. Resource Company further acknowledges that, pursuant to section 2.4 of the Put/Call Agreement, Alberta Trust shall be entitled, in certain circumstances set out therein, to cause Wilshire to acquire a portion of the Indebtedness.

8.            Transfer and/or Disbursement of Note Proceeds. Notwithstanding any other provisions hereof, in the event that, under the Put/Call Agreement, (i) Alberta Trust delivers a Put Notice pursuant to Section 2.1 thereof, (ii) Wilshire delivers a Call Notice pursuant to Section 2.2 thereof, or (iii) Alberta Trust exercises its rights pursuant to Section 2.4 thereof, the parties to this Agreement hereby irrevocably authorize Alberta Trust to transfer the Note Proceeds on the Exercise Date in the manner, and to satisfy the obligations, set forth in paragraph 10 hereof and such transfer of the Note Proceeds shall be attributed on account of the payments set forth in paragraph 9 hereof.

9.            Attribution of Payments. It is hereby acknowledged by the parties hereto that the payments made pursuant to paragraph 8 shall be attributed to and deemed paid on account of the following payments in the following order of priority and shall satisfy each of the obligations incurred thereby:

(a)	payment by Resource Company to Wilshire of the Funding Advance to the extent of amounts required to be advanced under the Funding Agreement; and

(b)	payment by Wilshire to Alberta Trust of the Acquisition Price or the Accelerated Put Acquisition Price, as the case may be, under paragraph 10 below and under the Put/Call Agreement,

and each of Resource Company and Wilshire irrevocably authorize Alberta Trust to do all things and take all steps necessary to transfer or endorse, on their behalf, their interest in the Note Proceeds to satisfy the foregoing obligations.

10.           Satisfaction of Obligations. To the extent that the Note Proceeds are transferred and/or disbursed by Alberta Trust in accordance with the provisions of paragraph 8 or otherwise, it is acknowledged by the parties hereto that Resource Company shall be deemed to have satisfied its obligations under the Funding Agreement to the extent of the Note Proceeds and Wilshire shall be deemed to have satisfied its obligations under the Put/Call Agreement to such extent. For greater certainty, any transfer or endorsement of the Promissory Note shall be without any representation and warranty whatsoever as to the value, validity, enforceability or perfection of the Promissory Note or the security interest created therein and the attributed obligations set out herein shall be considered satisfied in an amount equal to the face value of the Promissory Note and all interest accrued thereon.

11.           Notification of Claims. Each of Resource Company and Wilshire shall notify Alberta Trust in writing upon becoming aware of any claim or cause of action (in the case of Resource Company, related to Resource Company) referred to in paragraph 2.4 of the Put/Call Agreement within five business days of receipt of notice of such claim, proceeding or cause of action and provide to Alberta Trust full particulars thereof provided that failure to do so shall not constitute a breach hereunder.

12.           Release. Upon the disbursement of all of the Note Proceeds, Alberta Trust shall be fully released by all of the parties hereto from any and all liability or obligation which Alberta Trust may have assumed or incurred pursuant to the Promissory Note and this Agreement.

13.           Other Claims. Each of the parties hereto, other than Alberta Trust, on its own behalf, hereby covenants not to assert any lien, encumbrance or other claim with respect to the Promissory Note except as expressly provided herein.

14.           Right to Retain Promissory Note. So long as Alberta Trust shall retain an interest in the Promissory Note pursuant to paragraphs 4 or 5, the Promissory Note or the applicable portion thereof, as the case may be, shall continue to be governed by this Agreement.

15.           Limitation of Liability. Alberta Trust shall not be liable for any error of judgement or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith, except its own or its employees’ wilful misconduct, gross negligence or fraud, including, without limitation, in acting upon any written notice, request, waiver, consent, receipt or other paper or document signed by a party or parties purporting to be the proper party or parties. For greater certainty, the parties hereby confirm and agree that Alberta Trust shall not be held liable for any inaccuracy or error contained in any Put Notice or Call Notice and shall not be held liable for any amounts released and distributed in reliance thereon.

16.           Indemnity. The parties shall jointly and severally indemnify and hold Alberta Trust harmless against any loss, liability or expense incurred by Alberta Trust as a consequence of its acting pursuant to the terms of this Agreement and, except for the gross negligence, fraud or bad faith of Alberta Trust or its servants or agents in connection with the administration of its duties hereunder, such indemnification shall include, without limitation, the costs and expenses of its defence against any claim or liability in connection therewith, including all reasonable legal costs. For greater certainty, the foregoing shall not extend to any obligations of Alberta Trust as debtor under the Promissory Note. This indemnity shall survive the termination of this Agreement.

17.           Disputes. With the exception of paragraph 8, in the event of any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in demands or claims being made in connection with or for any asset involved herein or affected hereby, Alberta Trust shall be entitled, at its discretion, to refuse to comply with any demands or claims on it, as long as such disagreement shall continue, and in so refusing Alberta Trust may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing Alberta Trust shall not be or become liable in any way or to any person or party for its failure or refusal to comply with such conflicting demands or claims, and it shall be entitled to continue so to refrain from acting and so to refuse to act until the right of the person or party shall have been finally adjudicated in a court assuming and having jurisdiction over the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and Alberta Trust shall have been notified thereof in writing signed by all persons and parties interested. For greater certainty, the foregoing shall not extend to any obligations of Alberta Trust as debtor under the Promissory Note.

18.           Right of Set-Off. Alberta Trust accepts the First RC Security Interest and Wilshire Security Interest granted to it hereunder free and clear of all equities or rights of set-off or compensation which may otherwise arise for the benefit of any of the other parties hereto in connection with the Promissory Note. The remedies available to Alberta Trust pursuant hereto may, for the purposes of the section 97(3) of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985 c.B-3, as amended, be treated as a set-off; provided that Alberta Trust acknowledges that it has no right to set-off against any party hereto where such set-off or compensation involves a debt which is unrelated to the Put/Call Agreement, the Funding Agreement, this Agreement, the Investor Loan Agreements or the Interim Loan Agreement.

19.           Other Agreements and Waiver.

(a)
Alberta Trust is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out of, the appointments, directions and authorizations contained herein other than as expressly set forth herein;

(b)	Alberta Trust is not a party to, and is not bound by, the Funding Agreement.

20.           Notices. All notices given hereunder must be in writing and may delivered by personal delivery or by pre-paid, registered or certified mail, or by telecopier or facsimile to the following address or to such other address or addresses as the parties hereto advise the other parties in writing from time to time and shall be deemed received three days after mailing by registered or certified mail, and 24 hours after delivery by telecopier or facsimile transmission:

To Gibraltar Mines Ltd.:	To Wilshire Financial Services Inc.

1020 – 800 W. Pender St.	Suite 920 – 1040 West Georgia Street
Vancouver, British Columbia	Vancouver, British Columbia
V6V 2V6	V6E 4H1

Attention: President	Attention: Robert C. Strother
Fax: (604) 681-2741	Fax: (604) 669-9485

With a copy to:	and:

Lang Michener LLP	Michael Simonetta
1500 Royal Centre	Fax: (416) 920-1947
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6e 4N7

Attention: Bernard J. Zinkhofer
Fax: (604) 893-2395

To Alberta Capital Trust Corporation

1300, 10665 Jasper Avenue
Edmonton, Alberta
T5J 3S9

Attention: President
Facsimile: (780) 424-3631

With a copy to:

Gowling Lafleur Henderson LLP
1400 Scotia Centre
700 – 2nd Street S.W.
Calgary, Alberta T2P 4V5

Attention: Richard Myers
Fascimile: (403) 263-9193

21.           Assignment. This Agreement shall not be assigned by any of the parties hereto. This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and legal assigns.

22.           Governing Law. This Agreement shall be governed by and construed and in force in accordance with the law of the Province of Alberta and the law of Canada applicable therein.

23.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect hereof.

24.           Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

25.           Choice of Jurisdiction. Each of the parties hereto irrevocably consents and agrees that any legal action or proceedings against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith may be brought in Alberta and by the execution and delivery of this Agreement, each party hereto hereby accepts with regard to any such action or proceeding for itself or with respect to its property, generally and unconditionally, the jurisdiction of the applicable jurisdiction. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

26.           Time of Essence. Time shall be of the essence in this Agreement.

27.           Gender. In this Agreement, the masculine gender shall include the feminine and the singular shall include the plural and vice-versa.

28.           Currency. Unless otherwise expressly stated, any reference herein to any sum of money shall be construed as a reference to lawful currency of Canada.

29.           Further Assurances. Each party shall execute and deliver such other documents or instruments as may be necessary or desirable to evidence, give effect to or confirm this Agreement, and any of the terms and conditions hereof, including, without limitation, the provisions set out in paragraph 10 hereof.

30.           Other. The right of Alberta Trust to cause Wilshire to acquire the Acquired Indebtedness under the Put/Call Agreement and the obligation of Resource Company to pay the Funding Advance to Alberta Trust pursuant to paragraph 2 hereof, and the right of Alberta Trust to transfer or endorse the Promissory Note in payment and satisfaction of the Acquisition Price or Accelerated Put Acquisition Price, as the case may be, shall subsist as an independent contract for the full payment of the Advance, among Alberta Trust, Wilshire and Resource Company, irrespective of the terms or status of the other provisions of this Agreement, the Funding Agreement or any other agreement or instrument in connection with this transaction (but without prejudice thereto) and irrespective of the state of accounts otherwise among the parties hereto or any of them. Any such Advance paid to Alberta Trust will be made as an advance under the Funding Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

WILSHIRE FINANCIAL SERVICES INC.

By:

By:

GIBRALTAR MINES LTD.

By:

ALBERTA CAPITAL TRUST CORPORATION

By: :

Schedule A
 PROMISSORY NOTE

Due Date: December 10, 2014

FOR VALUE RECEIVED, the undersigned, Alberta Capital Trust Corporation, a corporation incorporated pursuant to the laws of the Province of Alberta (“Alberta Trust”), having its offices at 10665 Jasper Avenue, Suite 1300, First Edmonton Place, Edmonton, Alberta T5J 3S9, hereby acknowledges having received from Gibraltar Mines Ltd, a corporation incorporated pursuant to the laws of the Province of Alberta (the “Resource Company”), the sum of $68,172,380 (the “Advance”). Alberta Trust promises to pay to, or to the order of, the Resource Company at 1020 – 800 W. Pender St., Vancouver, British Columbia,V6V 2V6 or at such other place as the Resource Company may designate, the principal amount of the Advance in accordance with and at such times as are stipulated in the funding pledge agreement (the “Funding Pledge Agreement”) among inter alia, the Resource Company and Alberta Trust, dated September 29, 2004, but in no event, later than December 10, 2014 (the “Maturity Date”).

               Alberta Trust promises to pay interest, at a rate of six percent (6%) per annum calculated daily and compounded on December 30 in 2004 and February 15 of every year thereafter, to be payable by cheque in arrears in instalments on or before February 15, 2005 and on or before February 15th of each year thereafter, until and including February 15, 2014, plus one final instalment due and payable by cheque on the Maturity Date as specified in the Funding Pledge Agreement.

               Alberta Trust hereby waives all grace periods, presentment, demand, notice of non-payment, protest, notices of protest and all other formalities with respect hereto.

               This promissory note is the promissory note referred to in the Funding Pledge Agreement. All capitalized terms used herein, which are not otherwise defined, shall have the meanings ascribed thereto in the Funding Pledge Agreement.

               The promissory note may not be assigned, transferred, endorsed or otherwise negotiated, other than in accordance with the terms and conditions of the Funding Pledge Agreement, without the prior written consent of Alberta Trust.

               The Funding Pledge Agreement, among other things, provides for acceleration of the maturity of Advance evidenced hereby upon the happening of certain stated events and also for prepayment on account of principal hereof prior to the maturity of Advance evidenced hereby upon the terms and conditions therein specified.

               This promissory note has been duly executed as of 29th day of September, 2004.

ALBERTA CAPITAL TRUST
CORPORATION

By:
Authorized Signing Officer